Investor Presentation August 2022 Exhibit 99.1

| 2NYSE: TPL This presentation has been designed to provide general information about Texas Pacific Land Corporation and its subsidiaries (“TPL” or the “Company”). Any information contained or referenced herein is suitable only as an introduction to the Company. The recipient is strongly encouraged to refer to and supplement this presentation with information the Company has filed with the Securities and Exchange Commission (“SEC”). The Company makes no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this presentation, and nothing contained herein is, or shall be, relied upon as a promise or representation, whether as to the past or to the future. This presentation does not purport to include all of the information that may be required to evaluate the subject matter herein and any recipient hereof should conduct its own independent analysis of the Company and the data contained or referred to herein. Unless otherwise stated, statements in this presentation are made as of the date of this presentation, and nothing shall create an implication that the information contained herein is correct as of any time after such date. TPL reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. The Company disclaims any obligations to update the data, information or opinions contained herein or to notify the market or any other party of any such changes, other than required by law. Industry and Market Data The Company has neither sought nor obtained consent from any third party for the use of previously published information. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. The Company shall not be responsible or have any liability for any misinformation contained in any third party report, SEC or other regulatory filing. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to a variety of factors, which could cause our results to differ materially from those expressed in these third-party publications. Some of the data included in this presentation is based on TPL’s good faith estimates, which are derived from TPL’s review of internal sources as well as the third party sources described above. All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners, and TPL’s use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names. Forward-looking Statements This presentation contains certain forward-looking statements within the meaning of the U.S. federal securities laws that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. These statements include, but are not limited to, statements about strategies, plans, objectives, expectations, intentions, expenditures and assumptions and other statements that are not historical facts. When used in this document, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and “project” and similar expressions are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although we believe our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this presentation are reasonable, we may be unable to achieve these plans, intentions or expectations and actual results, performance or achievements may vary materially and adversely from those envisaged in this document. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see TPL’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC. The tables, graphs, charts and other analyses provided throughout this document are provided for illustrative purposes only and there is no guarantee that the trends, outcomes or market conditions depicted on them will continue in the future. There is no assurance or guarantee with respect to the prices at which the Company’s common stock will trade, and such securities may not trade at prices that may be implied herein. TPL’s forecasts and expectations for future periods are dependent upon many assumptions, including the drilling and development plans of our customers, estimates of production and potential drilling locations, which may be affected by commodity price declines, the severity and duration of the COVID-19 pandemic and related economic repercussions or other factors that are beyond TPL’s control. These materials are provided merely for general informational purposes and are not intended to be, nor should they be construed as 1) investment, financial, tax or legal advice, 2) a recommendation to buy or sell any security, or 3) an offer or solicitation to subscribe for or purchase any security. These materials do not consider the investment objective, financial situation, suitability or the particular need or circumstances of any specific individual who may receive or review this presentation, and may not be taken as advice on the merits of any investment decision. Although TPL believes the information herein to be reliable, the Company and persons acting on its behalf make no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes, safe as provided for by law, and the Company expressly disclaims any liability relating to those statements or communications (or any inaccuracies or omissions therein). These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. Non-GAAP Financial Measures In addition to amounts presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), this presentation includes certain supplemental non-GAAP measurements. These non-GAAP measurements are not to be considered more relevant or accurate than the measurements presented in accordance with GAAP. In compliance with requirements of the SEC, our non-GAAP measurements are reconciled to net income, the most directly comparable GAAP performance measure. In this presentation, TPL utilizes earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA and free cash flow (“FCF”). TPL believes that EBITDA, Adjusted EBITDA and FCF are useful supplements as an indicator of operating and financial performance. EBITDA, Adjusted EBITDA and FCF are not presented as an alternative to net income and they should not be considered in isolation or as a substitute for net income. See Appendix for a reconciliation of these non-GAAP measures to net income, the most directly comparable financial measure calculated in accordance with GAAP. Disclaimer

The Permian Basin "ETF"

NYSE: TPL

"Best Year in TPL History"

Positioned to capture upside

$388 Million

2021 Adjusted EBITDA[1]

Efficient conversion of revenues to cash

$278 Million

2021 Free Cash Flow[1]

Balance Sheet Strength[2]

No Debt

Cash Balance of

$390 Million

100% Texas Permian Exposure

Diversified Revenue Streams:

Royalties, Water, and Surface

~23,700

Core Permian Net Royalty Acres[3]

~880,000

Surface Acres

~200%

Production Growth since 2018[4]

~15 Years

Inventory Below $40/bbl Breakeven[5]

Robust Inventory[6] of

574 DUCs

and

553 Permits

Source: Company data and Enverus.
(1) Adjusted EBITDA and Free Cash Flow and are non-GAAP measures. See Appendix for reconciliations of these non-GAAP measures to net income.
(2) Balance sheet as of 6/30/22.
(3) Net royalty acres defined as gross royalty acres (533,260) in-basin multiplied by the average royalty per acre (4.4%).
(4) Increase in daily average net well production from 1Q'18 to 2Q 2022.
(5) Based on total inventory with a breakeven oil price less than $40/bbl divided by annualized YTD 2022 spuds.
(6) As of 6/30/22 per Enverus and internal TPL estimates.

NYSE: TPL 3

| 4NYSE: TPL An Unmatched Oil and Gas Investment Source: FactSet . (1) Based on Bloomberg compounded total shareholder return from July 2012 to June 2022. (Composite) WTI Oil S&P Oil & Gas E&P Index 10-year Average Annual Total Return(1) (4%) 2% 13% 15% 40%

Unique Exposure to Full Permian Development Chain

TPL Business Overview

SLEM
- TPL surface generates multiple income streams from Oil & Gas activities, Renewables, Grazing and Hunting leases

Royalties
- TPL owns an average 4.4% revenue interest across ~533,260 gross royalty acres in the Permian Basin

TPWR
- TPWR provides brackish and treated water for well completions and facilitates produced water disposal

2021 TPL Revenue


28%
$451mm
9%
63%
Royalties
SLEM
Water

Business Flow Overview

Surface

- ✓ Ownership of right of way
- ✓ Ownership of groundwater and subsurface injection rights
- ✓ High margins with no capital

Provides ease of access

Royalties

- ✓ Assets located in the core of the Permian
- ✓ No capex or opex burden for organic production and cash flow growth
- ✓ Real ownership of assets underlying cash flow generation
- ✓ Demand for water disposal services and locations on TPL surface has significantly out-paced the rest of the Permian

Water

- ✓ Provides operational solutions across sourcing and disposal
- ✓ Disposal comprises significant portion of operator LOE
- ✓ Royalty stream with limited capex requirements to capture additional value

Allows continued development

Maximize Surface Ownership to Operate Profitable Water Business that Facilitates Development of Royalty Acreage

Source: Company data.

Reporting Segments:
= Land and Resource Management
= Water Services and Operations

NYSE: TPL | 5

| 6NYSE: TPL 20% 10% 8% 12%8% 3% 9% 7% 3% 2% 4% 14% 38.8% 21.6% 19.5% 11.1% 9.0% Net Wells(3): 71.1 Royalty Interest Overview Land and Resource Management Net Royalty Position and Rigs Running on Core TPL Acreage Source: Company data, and Enverus data as of 6/30/22. Note: Rigs on TPL based on intersect of well-lateral centroid on TPL Royalty Acreage DSUs. Rig counts include active Horizontal, Directional and Unclassified rigs per Enverus Rig Analytics. (1) Based on 754,080 combined surface and gross royalty acres and 441,013 gross royalty only acres. (2) Net royalty acres defined as gross royalty acres (~533,260) multiplied by the average royalty per acre (4.4%) as of 2Q 2022. (3) Includes net 52.1 PDP, 7.5 DUCs, 2.9 Completed and 8.7 Permitted wells (represents only horizontal locations). NRA(2): ~23,700 Net Royalty Acres Distribution Key Operators with a Permian Focus Other Northern Delaware Southeast Delaware Southwest Delaware Midland Other Royalty Acreage (~533,260 Gross Royalty Acres / ~23,700 Net Royalty Acres) Combined Royalty & Surface Acreage (63% of NRA(1)) Active Rigs on TPL Royalty (47 Rigs – 22 Delaware, 25 Midland) Active Permian Rigs (318 Rigs – 169 Delaware, 134 Midland, 15 Other) Surface Acreage (~880,000 acres)

Exposed to Diverse Client Base Required to Utilize TPL Surface / Water

E&P Companies on TPL

Market Cap (in $ billions)

✓ ***High Margin, Fixed-fee Revenue Streams***

✓ ***Strong Performance Through Commodity Price Fluctuations***



Existing Relationship with TPL(1)
Other Permian Operators
Drill on TPL NRA
Permian Private Operators
$361
$284
$116
$91
$65
$55
$54
$36
$22
$21
$16
$12
$11
$6
$6
$4
$2
$2
$1
Exxon
Chevron
Conoco
BP
EOG
Occidental
Pioneer
Devon
Diamondback
Coterra
Marathon
Apache
Ovintiv
PDC
Matador
SM Energy
Callon
Centennial
Laredo
BTA
Crownquest
DE3
Discovery
Endeavor
Fasken
Four Corners
Hunt
Legacy
Mewbourne
Sabinal
Sable
Sequitur
Sheridan
Surge

Midstream Companies on TPL

Energy Transfer, Enterprise Products Partners L.P., EPIC, Oryx Midstream Services, ONEOK, DCP Midstream, Phillips 66, Western Midstream Partners, LP, MPLX, Targa, Plains All American, Kinder Morgan

TPL has Existing Relationships with Over 90% of the Top E&P and also Blue-Chip Midstream Companies

Source: Company data and Bloomberg as of 6/30/22.
(1) Relationships established through surface operations and/or water sourcing / produced water.

NYSE: TPL 7

| 8NYSE: TPL 80% 20% 83% 17% $40 $80 $160 $234 $188 $278 $217 3.3 5.1 8.8 13.7 16.2 18.6 20.3 0 50 100 150 200 250 300 350 400 2016 2017 2018 2019 2020 2021 YTD 2Q 2022 (6 months) Free Cash Flow Net Production (mboe/d) Business Segments Overview A d ju st ed E B IT D A YTD 2Q 2022 $217mm Fr ee C as h F lo w $288mm Production and Free Cash Flow Growth ($ in millions, unless specified) Water Services and Operations Land and Resource Management Water Services and Operations Land and Resource Management Source: Company. Note: Free Cash Flow and Adjusted EBITDA are non-GAAP measures. See Appendix for reconciliations of these non-GAAP measures to net income. Land and Resource Management values inclusive of land-related surface and easement income. Water Services and Operations values inclusive of water-related surface and easement income.

History of TPL

1871 - 1888

1871

Texas & Pacific Railway is created and was granted ~3.5 million acres of land from the State of Texas.

1888

Texas & Pacific Railway bankruptcy leads to the formation of Texas Pacific Land Trust, where all land assets were placed.

1889 - 2010

1920's

Texas and Pacific Abrams #1 becomes the first well to produce oil from the Permian Basin, and a few years later, the first oil pipeline is built in the basin.

1927

TPL listed on NYSE. TPL is among the few Depression Era companies that continue trading today, almost a century later.

1954

The mineral estate under TPL's land was spun-off to its shareholders under a new company named TXL Oil. TPL reserved an NPRI under certain tracts of land[1].

1962

Texaco purchased TXL Oil which at the time held over 2 million undeveloped acres in west Texas.

2001

Chevron acquired Texaco for $36 billion, and now performs as an operator across a large portion of TPL's Permian position.

2010's

The Permian Basin begins to grow production as unconventional development unlocks tremendous additional reserves.

2011 - Present

2015

Rapid development across much of TPL's acreage leads to increased royalty revenues for the Trust.

2017

TPL forms Texas Pacific Water Resources LLC ("TPWR")[2].

2019

Conversion Committee formed to evaluate if the Trust should convert into a C-corporation.

2021

TPL's reorganization to a C-Corp is completed

Source: Company data.
(1) A fixed 1/16 NPRI was reserved under all lands held by the primary term of an oil and gas lease and a fixed 1/128 NPRI under all lands held by production.
(2) TPWR is a 100% wholly owned subsidiary of TPL.

NYSE: TPL | 9

| 10NYSE: TPL Key Investment Highlights Sustained Profitability and Pristine Balance Sheet Focus on Return On and Of Capital ETF of the Permian Basin Positioned to capture upside ■ Largest royalty company with 100% of acreage located in Texas Permian Basin ■ Three high-margin revenue streams linked to the development intensity of the Permian – multiple “ways to win” ■ Unparalleled position consisting of ~23,700 net royalty acres (“NRAs")(2) and ~880,000 surface acres ■ TPL interest is focused in the Delaware Basin where rig count represents ~23% of total horizontal rigs across the U.S. ■ TPL returned over $225mm to shareholders YTD 2Q 2022 ■ Paid $20.00/share special dividend during 2Q 2022; most recent declared quarterly regular dividend of $3.00/share ■ Repurchased ~$25 million of common stock YTD 2Q 2022 ■ YTD 2Q 2022 Adjusted EBITDA(1) margin of 89% ■ No capex for organic royalty or land business growth; moderate capex for water ■ No debt and cash balance of $390 million as of 6/30/2022 ■ Significant undeveloped potential: only ~13% of royalty acreage is developed with ~20,000 gross undeveloped locations(3) ■ High concentration in what TPL believes is best part of Permian, with ~15 years of inventory under $40/bbl breakeven(4) ■ Water business continues to capitalize on opportunities to expand market share leading to future long-term growth ■ Surface in frontier areas provides upside as development core expands with enhanced D&C and technology Source: Company data, Bloomberg, Baker Hughes, and Enverus as of 06/30/22. (1) See Appendix for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures. (2) Net royalty acres defined as gross royalty acres (~533,260) multiplied by the average royalty per acre (4.4%). (3) As of 06/30/22 per Enverus and TPL internal estimates. Gross drilling locations based on an average lateral length of 6,930 as per the expected DSU. (4) Based on total inventory with a breakeven oil price less than $40/bbl divided by annualized YTD 2022 net spuds. Synergistic Business Segments ■ Ownership of surface provides right-of-way for continued development across TPL’s footprint ■ Rights to water and ability to promote operational solutions promotes further growth of the royalty business ■ Upside exposure to water disposal revenues as Delaware Basin production growth persists Significant Upside ■ $288 million in Adjusted EBITDA(1) for YTD 2Q 2022 ■ 20.3 mboe/d YTD 2Q 2022 average daily royalty production ■ $324 million in total revenue for YTD 2Q 2022 ■ $75 million in YTD 2Q 2022 revenue from water sales and produced water royalties

| 11NYSE: TPL 0 1,000 2,000 3,000 4,000 5,000 6,000 $0 $100 $200 $300 $400 1Q 16 2Q 16 3Q 16 4 Q 16 1Q 17 2Q 17 3Q 17 4 Q 17 1Q 18 2Q 18 3Q 18 4 Q 18 1Q 19 2Q 19 3Q 19 4 Q 19 1Q 20 2Q 20 3Q 20 4 Q 20 1Q 21 2Q 21 3Q 21 4 Q 21 1Q 22 2Q 22 C u m u lative H orizon tal W ell C ou n t Sin ce 20 16 (3) C u m u la ti ve S LE M R ev en u e si n ce 2 0 16 (2) SLEM Revenue Well Count Extensive position allows our surface to benefit from development occurring on and adjacent to TPL land  Since 2018, SLEM revenue has represented ~15% of total TPL revenues(1)  Generates majority of its surface revenue from easements related to pipeline infrastructure  Generates lease and material (caliche) sale revenues in addition Majority of easements have 30+ year term but subsequently renew every ten years with an additional payment (initial fee plus ~15%) Generates Multiple Long-Term Income Streams with No Opex TPL Has Averaged ~$60,000 in SLEM Revenue for Every Well Drilled On and Surrounding its Core Permian Surface Position The TPL Surface Position Can’t be Replicated Amongst Royalty and Water Companies ~880,000 Surface Acres With a Concentration in Core Permian Areas Surface procurement TPL Caliche Pad E&P Lease Road to Operations on non-TPL Surface TPL Caliche Pit E&P Oil & Gas Facility on TPL Surface Solar Farm on TPL Surface TPL Caliche Pad TPL Caliche Pad SWD on non-TPL Surface Non-TPL Surface Acreage TPL Surface SWD on TPL Surface E&P Oil & Gas Facility on non-TPL Surface The picture can't be displayed. TPL SLEM Revenue Tracks the Region’s Well Count Source: Company data and Enverus. (1) Total revenue adjusted to exclude one-time land swap of $22mm in 2019 and one-time land / royalty sales of $100mm and $19mm in 2019 and 2018, respectively. (2) SLEM revenue represents TPL’s cumulative easements and other surface related income from 1/1/16 through 6/30/22 for Land and Resource management segment. (3) Cumulative horizontal well count per Enverus in TPL’s Northern Delaware Region (~950,000 acres) and TPL’s Midland Region (~250,000 acre region around TPL’s surface in East Ector, Midland, Upton and Glasscock Counties). Surface Leases, Easements and Material Sales (“SLEM”)

Water Resources Asset Overview
Water Services and Operations

Salt Water Disposal Wells


Water Oil Ratio(1) 4:1
EDDY
LEA
CULBERSON
LOVING
NEW MEXICO
TEXAS
REEVES
WARD
TPL Surface
Salt Water Disposal Wells
Active - Current Revenue
Permitted/Permits in Progress - Growth Opp.

Asset	Capacity
TPL Land Permits[2]	
Active:	3,081 mbbl/d
Permitted:	3,625 mbbl/d

Disposed Water Volume Growth Sustained by Highest WOR Areas

TPL Water Sourcing Infrastructure


EDDY
LEA
NEW MEXICO
TEXAS
LOVING
CULBERSON
REEVES
WARD
TPL Water Well Fields
TPL Frac Pits
Well Pads Sourced by TPL
TPL Water Sourced via 3rd Party Vendors
TPL Surface

Asset	Capacity
Source Water Delivery	450 mbbl/d (268 miles of water pipeline)
Source Water Storage Capacity	18 mbbl/d
Treatment Capabilities	215 mbbl/d (2 full oxidation facilities, 1 light oxidation facility)

Sourced Water Business Driven by High Fluid Intensity Areas

Source: Company data and Enverus.
Note: TPL does not operate any water disposal wells.
(1) Water oil ratio ("WOR") defined as the ratio of 12-month cumulative water production to 12-month cumulative oil production.
(2) Revenue received both on and off TPL surface based on existing contracts.

NYSE: TPL 12

| 13NYSE: TPL $- $20 $40 $60 $80 $100 $120 $- $2 $4 $6 $8 $10 $12 $14 $16 $18 Growth Strategy and Competitive Advantage Water Services and Operations Produced Water Royalties Stability Through the Cycle Significant Acreage Dedicated to TPL Disposal Royalties Source: Company data and Bloomberg. ($ in millions) Royalty Based Business Model Captures Increased Disposal Volumes in Northern Delaware Focus Area Despite 2020’s challenging back drop of COVID-19 and oil price weakness, TPL’s produced water royalty business generated resilient revenues ■ Current and future wells drilled within TPL’s ~450,000-acre dedication provide a significant base for disposal royalty growth in the future ■ In addition, TPL collects royalties on significant disposal volumes that are produced outside the contracted acreage but brought into TPL’s associated systems for disposal providing additional growth opportunities in the future LEAEDDY Over 70% or ~450,000 acres in TPL’s core northern Delaware region is dedicated to systems where TPL has disposal royalties Core N. Delaware Region ~610,000 acres TPL Surface Acreage ~245,000 acres P ro d u ce d w at er r oy al ti es ($ M M ) W TI C u sh in g O il p ri ce ($ /b b l) Produced water royalties ($mm) WTI Cushing ($/bbl)

| 14NYSE: TPL 0% 10% 20% 30% 40% 50% 60% – 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 Jan-18 Jul-18 Jan-19 Aug-19 Feb-20 Sep-20 Mar-21 Sep-21 Apr-22 TP W R C ap tu re R ate P ro d u ce d V ol u m es (m b b ls / d ay ) Northern Delaware Region Volumes (Estimated) TPL Northern Delaware Volumes (Actuals) 0% 5% 10% 15% 20% 25% 30% 35% 40% – 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 Jan-18 Jul-18 Jan-19 Aug-19 Feb-20 Sep-20 Mar-21 Sep-21 Apr-22 TP W R C ap tu re R ate C om p le ti on s V ol u m es (m b b ls / d ay ) Northern Delaware Region Volumes (Estimated) TPL Nothern Delaware Volumes (Actuals) Source: Company data and Enverus as of 6/30/22. Note: Northern Delaware Region is defined as approximately 1,400,000 acres surrounding TPL’s Northern Delaware Surface position including ~900,000 acres in Texas and ~500,000 acres in Southern New Mexico. Capture rate defined as TPL volumes as a percentage of total volumes in the Northern Delaware Region. Regional water volumes based on Enverus estimated WOR, historic oil production and Enverus oil type curves. Historic volumes represent horizontal wells turned to production since TPWR formation in Jun. 2017. (1) TPL data is the average for 2Q 2022; Regional produced water volumes based on Enverus estimated water production from wells drilled since TPWR formation (Jun. 2017) shown through 2Q 2022 based on available data. (2) TPL data is the average sourced + treated volumes for 2Q 2022. Regional sourced /treated water demand based on Enverus reported well fluid intensity volumes for wells completed in the Northern Delaware Region shown through 2Q 2022 based on available data. TPL is a Market Leader for Water in the Northern Delaware Water Services and Operations Delaware Produced Water Volumes of ~1,780 mbbls/d at ~$0.10/bbl(1) Total Produced Water Volumes of ~1,900 mbbls/d at ~$0.10/bbl(1) Delaware Sourced Water Volumes of ~421 mbbls/d at ~$0.60/bbl(2) Total Sourced Water Volumes of ~461 mbbls/d at ~$0.59 / bbl(2) Provides Irreplaceable Additional Upside as Aquifer Runs Underneath TPL Land Royalty Based Business Model Captures Increased Sourcing and Disposal Volumes in Northern Delaware Focus Area (1) 2019 Average Capture Rate TPL’s Established Footprint Allows Optionality with SWD Operators to Negotiate Increased Economics (2) 2018 Average Capture Rate 2020 Average Capture Rate 2019 Average Capture Rate 2018 Average Capture Rate 2020 Average Capture Rate YTD 2Q 2022 Average Capture Rate 2021 Average Capture Rate 2021 Average Capture Rate YTD 2Q 2022 Average Capture Rate

| 15NYSE: TPL 0.4 0.6 1.1 1.8 2.1 2.4 2.6 2016 2017 2018 2019 2020 2021 YTD 2Q 2022 (6 months) $63 $145 $245 $302 $239 $388 $288 2016 2017 2018 2019 2020 2021 YTD 2Q 2022 (6 Months) Summary of Financials Source: Company data. Note: Revenue was restated retrospectively upon adoption of new revenue recognition guidance on 1/1/18. CAGR defined as the compounded annual growth rate. (1) See Appendix for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures. (2) Calculated as average daily net production during the year divided by the average number of shares outstanding during year. Net Production per Share(2) Adjusted EBITDA(1) ($ in millions) 95% 94% 87% 86%Margin: Capex by Business Segment ($ in millions) (mboe/d per mm sub-share certificates) 82% 79% Water Service and Operations Land and Resource Management 89% $19 $48 $32 $5 $16 $10 0 5 10 15 20 25 30 35 40 45 50 2017 2018 2019 2020 2021 YTD 2Q 2022 (6 months)

| 16NYSE: TPL Return of Capital to Shareholders Source: Company data and Bloomberg. Cumulative Return of Capital ($ in millions, except average WTI prices) $2.0 $2.0 $4.3 $2.2 $2.4 $2.5 $10.7 $31.6 $46.6 $201.7 $85.3 $201.0 $10.7 $16.0 $20.2 $25.2 $23.0 $28.8 $33.1 $34.2 $38.4 $4.3 $19.9 $24.6 $12.7 $18.0 $24.5 $25.2 $25.2 $31.2 $35.6 $44.9 $70.0 $50.9 $201.7 $105.2 $225.6 $79 $95 $94 $98 $93 $49 $43 $51 $65 $57 $39 $68 $103 $(40) $(20) $- $20 $40 $60 $80 $100 $- $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 YTD 2Q 2022 Dividends Share Repurchases Average WTI Price ($/bbl) (6 months)

| 17NYSE: TPL An Unmatched Oil and Gas Investment Source: Bloomberg. (1) Based on Bloomberg compounded total shareholder return from July 2012 to June 2022. Sustained Profitability and Pristine Balance Sheet Focus on Return On and Of Capital ETF of the Permian Basin Significant Upside Synergistic Business Segments Performance Through the Cycle Summary Investment Highlights (Composite) WTI Oil S&P Oil & Gas E&P Index 10-year Average Annual Total Return(1) (4%) 2% 13% 15% 40%

Appendix

| 19NYSE: TPL TPL Revenue Streams Through the Life Cycle of a Well Surface and Royalty Ownership Allow Steady Revenue Generation Through the Entire Life Cycle of Oil & Gas Development ■ Infrastructure for oil & gas development Initial Development Phase Drilling and Completion Phase Production Phase Typical Activities TPL Revenue Sources ■ Fixed fee payments for use of TPL’s surface to build infrastructure ■ Sale of materials (caliche) used in the construction of infrastructure ■ Sourced / Treated water volumes(1) ■ Development of gathering, transportation and processing infrastructure ■ Fixed price per barrel for providing brackish groundwater and / or treated produced water ■ Fixed fee payments for the use of TPL’s surface for a variety of midstream infrastructure requirements ■ Significant produced water volumes (gathering, treating and reuse, and disposing back into the ground) ■ Royalty interest on the oil & gas produced ■ Royalty per barrel (injection fee) for allowing saltwater disposal (SWD) on TPL lands Majority of Stable Revenue Streams are Royalty, or Fixed-Fee Payments, with Limited-to-No Capital Expenditure Burden 1 2 = Land and Resource Management = Water Services and Operations 3 (1) Sourced and Treated water is water used for oil and gas development (i.e. drilling and completions).

| 20NYSE: TPL Well Positioned Assets Attract Increasing Development Focus Land and Resource Management Source: Company data and Enverus. Note: TPL production growth giving effect to our portfolio of ~23,700 net royalty acres in the Permian Basin as of 6/30/22 as if it had been owned since 1/1/14. (1) DUCs considered to be all wells awaiting completion. DUC values shown as of period end date. Horizontal wells only. Average Net Production (mboed) Gross DUC Inventory(1) Near-term Royalty Production is Supported by Robust DUC Inventory Held by Well Capitalized E&P Operators 1.7 2.7 3.3 5.1 8.8 13.7 16.2 18.6 20.3 2014 2015 2016 2017 2018 2019 2020 2021 YTD 2Q 2022 71 107 121 319 362 486 531 452 574 2014 2015 2016 2017 2018 2019 2020 2021 2Q 2022 (6 months)

| 21NYSE: TPL $0 $10 $20 $30 $40 $50 $60 $70 1 626 1,251 1,876 2,501 3,126 3,751 4,376 5,001 5,626 6,251 6,876 7,501 8,126 8,751 9,376 10,001 10,626 11,251 11,876 12,501 13,126 13,751 14,376 15,001 15,626 16,251 16,876 17,501 18,126 18,751 19,376 W el lh ea d PV -1 0 Br ea ke ve n ($ /b bl ) 0% 20% 40% 60% 80% 100% 120% 1 626 1,251 1,876 2,501 3,126 3,751 4,376 5,001 5,626 6,251 6,876 7,501 8,126 8,751 9,376 10,001 10,626 11,251 11,876 12,501 13,126 13,751 14,376 15,001 15,626 16,251 16,876 17,501 18,126 18,751 19,376 W el lh ea d BT ax IR R Significant Undeveloped Resource in Core Areas Land and Resource Management TPL Inventory by Breakeven to Working Interest Operator TPL Inventory by IRR to Working Interest Operator(2) Source: Company data and Enverus. Note: Enverus assumes no differential for oil and NGL, a $0.70 differential for gas, and NGL pricing at 25% of WTI. Excluding areas to be considered outside of basin. Excludes DUCs and Permits. Not showing locations with negative IRRs. (1) Based on total inventory with a breakeven oil price less than $40/bbl divided by annualized YTD 2022 net spuds. (2) IRRs calculated at a flat price of $55.00/bbl and $2.75/mcf of oil and gas respectively. Northern Delaware Southeast Delaware Southwest Delaware Midland ~15 years of inventory life based on YTD 2Q 2022 average net spud rate with breakevens under $40/bbl(1) ~15 years of inventory life based on YTD 2Q 2022 average net spud rate with IRRs of greater than 38% Drilling locations Drilling locations 0 1,891 3,781 5,672 7,56 9,453 1,343 1 ,234 15,124 17,015 18,905 0 1,891 3,781 5,672 7,562 9,453 11,343 13,234 15,124 17,015 18,905

Summary of Highest-Visibility Inventory

Land and Resource Management

NRI by Operator

100% NRI Permitted Wells

~76% of Permits are drilled within 6 months[(1)]
~84% of Permits are drilled within 12 months[(1)]



Permitted Wells: 8.7
8%
12%
35%
4%
6%
7%
5%
23%

100% NRI DUC Wells

~40% of DUCs are completed within 6 months[(2)]
~82% of DUCs are completed within 12 months[(2)]



DUC Wells(4): 7.5
3%
7%
18%
5%
12%
4%
8%
43%

100% NRI Completed Wells

~93% of Completed Wells are listed as producing within ~1 month[(3)]



Completed Wells: 2.9
7%
35%
2%
14%
7%
7%
9%
19%

ExxonMobil
eog resources
OXY
ConocoPhillips
devon
COTERRA
Chevron
Other

NRI by Region



Permitted Wells: 8.7
0%
75%
20%
4%



DUC Wells(4): 7.5
2%
68%
22%
8%



Completed Wells: 2.9
2%
77%
21%

Northern Delaware
Midland
Southeast Delaware
Southwest Delaware
Other

Highest-Visibility Inventory with Top Operators Validates TPL's Near-Term Production Outlook

Source: Company data and Enverus.
Note: Permian Basin horizontal locations as of 6/30/22.
(1) Permitted well conversion rate based on wells permitted from 1/1/21 through 12/31/21 and then drilled through 6/30/22.
(2) DUC well conversion rate based on wells drilled from 1/1/21 through 12/31/21 and then completed through 6/30/22.
(3) Completed well conversion rates based on wells completed between 1/1/21 and 12/31/21.
(4) DUCs considered to be all wells awaiting completion.

NYSE: TPL 22

| 23NYSE: TPL Average Additional Total PDP + Total Gross Undeveloped PDP + Total Average Lat. Sub-region NRI NRA DSUs PDP Completed DUCs Permits Undeveloped Locations Locations Resource (Mmboe) Locations / DSU Length (ft.) Northern Delaware 2.3% 9,206 510 1,654 113 250 303 9,671 10,337 11,991 16,766 24 6,312 Southeast Delaware 2.1% 2,126 102 171 4 28 17 807 856 1,027 619 10 6,553 Southwest Delaware 3.0% 5,112 132 16 – 10 4 1,848 1,862 1,878 1,957 14 5,336 Delaware 2.4% 16,444 744 1,841 117 288 324 12,326 13,055 14,896 19,342 20 6,205 Midland 0.5% 2,640 344 1,308 102 285 226 6,427 7,040 8,348 5,511 24 8,483 Other 1.8% 4,631 128 90 1 1 3 735 740 830 329 6 6,054 Total 1.7% 23,715 1,216 3,239 220 574 553 19,488 20,835 24,074 25,182 20 6,975 Summary of Full Inventory Land and Resource Management Total Gross Locations Undeveloped Gross Locations Source: Company data and Enverus. Note: Permian Basin horizontal locations only, shown on a gross location basis. 1,943 vertical wells excluded. Other areas include Eastern Shelf, Western Delaware, and Central Basin Platform. Proved developed locations inclusive of PDP locations and completed locations. (1) Calculated as 100% Net Royalty Acres divided by DSU Acres. (2) Net royalty acres defined as gross royalty acres (533,260) multiplied by the average royalty per acre (4.4%). (3) As of 6/30/22 per Enverus. DUCs considered to be all wells awaiting completion. (4) Gross undeveloped resource is based on average EUR for each sub-region multiplied by the total location count in the sub-region grossed up by weighted average lateral length for region compared to Enverus type curve, which is normalized to 7,500’ ft. well. Additional volumes from vertical wells not captured in gross undeveloped resource. Established Production Base Grounded in Conservative Assumptions High Near-Term Cash Flow Outstanding Organic Resource (1) (2) (3) (4) (3) (4) Additional Undeveloped Locations: 19,488 PDP Wells: 3,239 DUC Wells: 574 Permitted Wells: 553 Completed Wells: 220 Other: 735 Midland: 6,427 Southwest Delaware: 1,848 Southeast Delaware: 807 Northern Delaware: 9,671

Royalty Key Terms
Land and Resource Management

Focus Area[1]	Gross Royalty Acres	Net Royalty Acres	Average Royalty	Gross DSU Acres	Implied Average Net Revenue Interest per Well
Northern Delaware	155,364	9,206	5.9%	399,860	2.3%
Southeast Delaware	34,285	2,126	6.2%	101,993	2.1%
Southwest Delaware	81,795	5,112	6.2%	168,459	3.0%
Delaware	**271,444**	**16,444**	**6.1%**	**670,312**	**2.4%**
Midland	**150,888**	**2,640**	**1.7%**	**499,709**	**0.5%**
Other	110,928	4,631	4.2%	258,617	1.8%
Total	**533,260**	**23,715**	**4.4%**	**1,428,638**	**1.7%**

Term	Description	How's It Calculated
Gross Royalty Acres	▪ An undivided ownership of the oil, gas, and minerals underneath one acre of land	▪ Total Texas Pacific Land Corporation acreage 533,260
Net Royalty Acres (Normalized to 1/8)	▪ Gross Royalty Acres standardized to 12.5% (or 1/8) oil and gas lease royalty	▪ Gross Royalty Acres * Avg. royalty / (1/8) 189,720 = 533,260 * 4.4% / (1/8)
Net Royalty Acres	▪ Gross Royalty Acres standardized on a 100% (or 8/8) oil and gas lease royalty basis	▪ Gross Royalty Acres * Avg. royalty 23,715 = 533,260 * 4.4%
Drilling Spacing Units ("DSUs")	▪ Areas designated in a spacing order or unit designation as a unit and within which operators drill wellbores to develop our oil and natural gas rights	▪ Total number of gross DSU acres 1,428,638
Implied Average Net Revenue Interest per Well	▪ Number of 100% oil and gas lease royalty acres per gross DSU acre	▪ Net Royalty Acres / Gross DSU Acres 1.7% = 23,715 / 1,428,638

Source: Company data and Enverus.
Note: Other areas include Eastern Shelf, Western Delaware, and Central Basin Platform.
(1) Excluding acres which are considered to be outside of the Permian Basin.

NYSE: TPL 24

Historical Financial Summary

($ in millions)	Year ended December 31, 2020	2021	Three months ended June 30, 2021	March 31, 2022	June 30, 2022
Total Acres	880,523	880,581	880,501	880,591	880,591
Revenues:					
Oil and gas royalties	$137.9	$286.5	$58.2	$104.2	$121.3
Water sales	54.9	67.8	12.5	18.8	22.3
Produced water royalties	50.6	58.1	15.5	14.9	18.7
Easements and other surface-related income	41.4	37.6	9.0	9.2	14.0
Land sales and other operating revenue	17.7	1.0	0.8	0.3	0.1
Total Revenues	**$302.6**	**$451.0**	**$95.9**	**$147.3**	**$176.3**
Expenses:					
Salaries and related employee benefits	32.2	40.0	13.3	9.4	9.6
Water service related expenses	14.2	13.2	3.6	2.8	3.9
General and administrative expenses	9.8	11.8	2.8	3.0	3.7
Legal and professional fees	10.8	7.3	1.1	1.7	1.2
Ad valorem taxes	—	—	—	2.0	2.0
Land Sales Expenses	4.0	—	—	—	—
Depreciation, depletion and amortization	14.4	16.3	3.9	4.1	4.2
Total operating expenses	**$85.3**	**$88.6**	**$24.7**	**$23.0**	**$24.6**
Operating income (loss)	**$217.3**	**$362.4**	**$71.3**	**$124.3**	**$151.7**
Margin (%)	*71.8 %*	*80.4 %*	*74.3 %*	*84.4 %*	*86.1 %*
Other income (expense)	2.4	0.6	0.4	0.1	0.6
Income before income taxes	**$219.7**	**$363.0**	**$71.7**	**$124.4**	**$152.3**
Income tax expense	43.6	93.0	14.6	26.5	33.4
Net income	**$176.1**	**$270.0**	**$57.0**	**$97.9**	**$118.9**
Margin (%)	*58.2 %*	*59.9 %*	*59.5 %*	*66.4 %*	*67.5 %*
Key balance sheet items:	**2020**	**2021**	**2Q21**	**1Q22**	**2Q22**
Cash and cash equivalents	$281.0	$428.2	$329.1	$507.4	$389.8
Total debt	—	—	—	—	—
Total capital	485.2	651.7	547.2	727.9	645.3
Total assets	571.6	764.1	633.8	856.6	764.7
Total liabilities	86.5	112.4	86.7	128.7	119.4

Source: Company data.
Note: Numbers may not foot due to immaterial rounding.

NYSE: TPL | 25

Non-GAAP Reconciliations

($ in millions)	Year ended December 31, 2016	2017	2018	2019	2020	2021	Three months ended 3Q21	4Q21	1Q22	2Q22	Six months ended June 30, 2022 – Land and Resource Management	Six months ended June 30, 2022 – Water Services and Operations	Six months ended June 30, 2022 – Total
Net income	**$ 42.3**	**$ 97.2**	**$ 209.7**	**$ 318.7**	**$ 176.1**	**$ 270.0**	**$ 83.8**	**$ 79.0**	**$ 97.9**	**$ 118.9**	**$ 177.2**	**$ 39.6**	**$ 216.8**
Adjustments:													
Income tax expense	20.6	47.8	52.0	83.6	43.6	93.0	19.9	46.5	26.5	33.4	48.9	11.0	59.9
Depreciation, depletion and amortization	—	0.4	2.6	8.9	14.4	16.3	3.9	4.7	4.1	4.2	1.1	7.2	8.3
EBITDA	**$ 62.9**	**$ 145.4**	**$ 264.3**	**$ 411.2**	**$ 234.1**	**$ 379.3**	**$ 107.6**	**$ 130.3**	**$ 128.5**	**$ 156.5**	**$ 227.2**	**$ 57.8**	**$ 285.0**
Revenue	$ 66.1	$ 154.6	$ 300.2	$ 490.5	$ 302.6	$ 451.0	$ 123.7	$ 147.2	$ 147.3	$ 176.3	$ 246.7	$ 76.9	$ 323.6
EBITDA Margin	***95.2 %***	***94.0 %***	***88.0 %***	***83.8 %***	***77.4 %***	***84.1 %***	***87.0 %***	***88.5 %***	***87.2 %***	***88.8 %***	***92.1 %***	***75.2 %***	***88.1 %***
Adjusted EBITDA:													
EBITDA	$ 62.9	$ 145.4	$ 264.3	$ 411.2	$ 234.1	$ 379.3	$ 107.6	$ 130.3	$ 128.5	$ 156.5	$ 227.2	$ 57.8	$ 285.0
Other Adjustments:													
Less: land sales deemed significant[1]	—	—	—	(122.0)	—	—	—	—	—	—	—	—	—
Less: sale of oil and gas royalty interests[2]	—	—	(18.9)	—	—	—	—	—	—	—	—	—	—
Add: proxy contests, settlement, and corporate reorganization costs[3]	—	—	—	13.0	5.1	8.7	—	—	—	—	—	—	—
Add: share-based compensation	—	—	—	—	—	—	—	—	1.3	1.8	2.7	0.4	3.1
Adjusted EBITDA	**$ 62.9**	**$ 145.4**	**$ 245.4**	**$ 302.2**	**$ 239.1**	**$ 388.0**	**$ 107.6**	**$ 130.3**	**$ 129.8**	**$ 158.3**	**$ 229.9**	**$ 58.2**	**$ 288.1**
Adjusted Revenue[4]	$ 66.1	$ 154.6	$ 281.3	$ 368.5	$ 302.6	$ 451.0	$ 123.7	$ 147.2	$ 147.3	$ 176.3	$ 246.7	$ 76.9	$ 323.6
Adjusted EBITDA Margin	***95.2 %***	***94.0 %***	***87.2 %***	***82.0 %***	***79.0 %***	***86.0 %***	***87.0 %***	***88.5 %***	***88.1 %***	***89.8 %***	***93.2 %***	***75.7 %***	***89.0 %***
Adjusted EBITDA	$ 62.9	$ 145.4	$ 245.4	$ 302.2	$ 239.1	$ 388.0	$ 107.6	$ 130.3	$ 129.8	$ 158.3	$ 229.9	$ 58.2	$ 288.1
Adjustments:													
Tax impact of land sales deemed significant	—	—	—	21.5	—	—	—	—	—	—	—	—	—
Interest	—	—	—	—	—	—	—	—	—	—	—	—	—
Current income tax expense	(22.0)	(46.9)	(37.2)	(57.5)	(46.0)	(93.3)	(20.2)	(46.1)	(26.9)	(34.0)	(49.7)	(11.2)	(60.9)
Capital expenditures, net	(1.0)	(18.7)	(47.9)	(32.7)	(5.1)	(16.4)	(6.6)	(4.9)	(3.0)	(7.3)	(0.2)	(10.1)	(10.3)
Free cash flow	**$ 39.9**	**$ 79.8**	**$ 160.3**	**$ 233.5**	**$ 188.0**	**$ 278.3**	**$ 80.9**	**$ 79.2**	**$ 99.9**	**$ 116.9**	**$ 180.0**	**$ 36.9**	**$ 216.9**

Source: Company data.
Note: Numbers may not foot due to immaterial rounding.
(1) Land swap of ~$22 million in 4Q19, and sale to WPX in 1Q19 of ~$100 million.
(2) Sale of nonparticipating perpetual oil and gas royalty interest in approximately 812 net royalty acres (1/8th interest) of ~$19 million
(3) Costs related to proxy contest to elect a new Trustee, settlement agreement and corporate reorganization.
(4) Excludes land sales deemed significant and sales of oil and gas royalty interests.

NYSE: TPL
26

1700 Pacific Avenue, Suite 2900 Dallas, Texas 75201 www.texaspacific.com Texas Pacific Land Corporation